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                                                                    EXHIBIT 10.4
                               PAYMENT AGREEMENT
                       IN THE EVENT OF A CHANGE OF CONTROL


This PAYMENT AGREEMENT IN THE EVENT OF A CHANGE OF CONTROL (the "Agreement") is dated December 7, 2001, between WESTERNBANK PUERTO RICO (the "Bank") and Mr. Alfredo Archilla Quinones (the "Employee").

         WHEREAS, the Employee is currently serving as the Vice-president of Administration, Supervision, and Human Resources of the Bank; and

         WHEREAS, the Board believes that it is in the best interests of the Bank to encourage the Employee's continued employment with dedication to the Bank in the face of potentially distracting circumstances arising from the remote possibility of a change in control of the Bank, although no such change is now thought of or contemplated; and

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the payment of special compensation to the Employee in the event of a termination of the Employee's employment in connection with or as a result of a change in control;

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1. TERM. The initial term of this Agreement shall be for a two (2) year period commencing on the date hereof. This Agreement shall be automatically renewed for one (1) additional year on the first and each subsequent anniversary date of this Agreement, unless the Bank gives contrary written notice to the Employee sixty (60) days prior to such renewal date. References herein to the term of this Agreement shall include the initial term and any additional years for which this Agreement is renewed.

2.       TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

         (a) If during the term of this Agreement there is a change in control of the Bank, the Employee shall be entitled to receive as a special compensation a lump sum cash payment as provided for herein, in connection with or within one (1) year after a "Change in Control" (as defined below) in the event the Employee's employment is terminated voluntarily by the Employee or involuntarily by the Bank without cause in connection with or within one (1) year after a change in control has occurred. The amount of this payment shall be equal to three (3) times the annual base compensation, year-end Christmas bonus, and special bonuses, if any, paid to the Employee by the Bank during the calendar year preceding the year in which the Change in Control occurs. Payment under this Section 2(a) shall be in lieu of any amount that may be otherwise owed to the employee as damages for the loss of employment, in the event that such loss occurs. Payment under this Section 2(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer

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                  after termination of the Employee's employment with the Bank, if such termination occurs. No payment hereunder shall affect the Employee's entitlement to any vested benefits or other compensation payments.

         (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                  (i) Twenty-five (25) percent or more of ownership, control, power to vote, or beneficial ownership of any class of voting securities of the Bank is acquired by any person, either directly or indirectly or acting through one or more other persons;

                  (ii) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of three (3) or more Directors of the Bank, for twenty-five (25) percent or more of the total number of voting shares of the Bank;

                  (iii) any person has received all applicable regulatory approvals to acquire control of the Bank;

                  (iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five (25) percent or more of the total number of voting shares of the Bank, whether or not any requisite regulatory approval for such acquisition has been received, provided that a Change in Control will not be deemed to have occurred under this clause
                           (iv) unless the Board has made a determination that such action constitutes or will constitute a Change in control; or

                  (v) as the result of, or in connection with, any cash tender or Exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transaction, (A) the persons who were directors of the Bank before such transaction shall cease to constitute at least a majority of the Board or its successor, or (B) the persons who were stockholders of the Bank immediately before such transaction do not own more than fifty
                           (50) percent of the outstanding voting stock of the Bank or its successor immediately after such transaction.

                           For purposes of this Section, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or entity or group acting in concert. A person for these purposes shall be deemed to be a "beneficial owner" as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

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3.       NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate claimable within a twelve (12) month period following the date of death of the Employee.

4. AMENDMENTS OR ADDITIONS: ACTION BY BOARD OF DIRECTORS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties hereto. The prior approval by a majority affirmative vote of the full Board shall be required in order for the Bank to authorize any amendments or additions to this Agreement.

5. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

6. COMPENSATION. The special compensation to be received as agreed to herein shall not exceed in any event $1.5 million.

7. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable because of the Bank's status as a federally insured financial institution, and otherwise by the laws of the Commonwealth of Puerto Rico.


                                               WESTERNBANK PUERTO RICO

ATTEST:    /s/ Cesar Ruiz              BY:  /s/ Frank C. Stipes
             (Secretary)                         (President)

                                               EMPLOYEE:


                                                /s/ Alfredo Archilla Quinones